UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        Date of Report  - July 21, 2004
                Date of Earliest Event Reported - July 13, 2004



                       THE MAY DEPARTMENT STORES COMPANY
           (Exact name of Registrant as specified in its charter)

   Delaware                          I-79                   43-1104396
(State or other                  (Commission              (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri                         63101
(Address of principal executive offices)                       (Zip code)



            Registrant's telephone number, including area code:
                               (314) 342-6300














Item 5.   Other Events and Regulation FD Disclosure.

We are filing with this report the Purchase Agreement, the Indenture and the Registration Rights Agreement entered into in connection with the private placement of $2.2 billion of securities in the long-term public debt markets announced on July 13, 2004.


Item 7.   Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.    Exhibit

     1.1 Purchase Agreement dated July 13, 2004, among The May Department Stores Company, a New York Corporation, The May Department Stores Company, a Delaware corporation, and the Initial Purchasers.

     4.1 Indenture dated as of July 20, 2004, among The May Department Stores Company, a New York corporation, The May Department Stores Company, a Delaware corporation and J.P. Morgan Trust Company, National Association.

     4.2 Registration Rights Agreement dated July 20, 2004, among The May Department Stores Company, a New York Corporation, The May Department Stores Company, a Delaware corporation, and the Initial Purchasers.







                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 THE MAY DEPARTMENT STORES COMPANY



Dated: July 21, 2004                By:    /s/ Richard A. Brickson
                                    Richard A. Brickson
                                    Secretary and Senior Counsel